EXHIBIT 10.5

                            PURCHASE OF INTELLECTUAL
     PROPERTY AGREEMENT PROTECTOR V.2 ANT-CHEATING DEVICE FOR GAMING MACHINE



Company (Insert Name & Address):                   Agreement No.:_4_____________

IntuiCode, LLC                                 Effective Date: February 15, 2001
301 Yamato Road
Suite 2199
Boca Raton, FL  33431


THIS ("Agreement") is made and entered into as of the Effective Date set forth above by and between iGames Entertainment Inc., a Nevada corporation, with offices located at 301 Yamato Road Suite 3131, Boca Raton, Florida 33496 (hereinafter "iGames"), and the Company whose name and office address are shown above ("Company").

SECTION I. - INTELLECTUAL PROPERTY

1.1 Subject to the terms and conditions of this Agreement, INTUICODE shall transfer all ownership of intellectual property known as the Protector
         V.2 "slot anti-cheating device" for gaming machines including world-wide patents, trademarks and rights thereto selected by Company and identified in the Signed Proposal. Unless otherwise specified, all references to the device shall be deemed to include the associated documentation and materials provided by INTUICODE.

SECTION II. - OWNERSHIP AND LICENSE

2.1 Effective upon the Acceptance Date (as defined in Section 3.3 hereunder), the Company grants to iGames the exclusive worldwide rights, trademarks and patents and license to use the protector V.2 anti- cheating device for gaming machine subject to and in accordance with the provisions of this Agreement.

         2.1.1 The rights and ownership of the intellectual property shall automatically terminate if: (i) iGames fails to pay any fees or charges when due; or (ii) Company materially breaches any provision of this Agreement and fails to cure such breach within ten (10) days of receipt of notice from iGames.

2.2 Company acknowledges and agrees that iGames is the owner of the intellectual property Protector V.2 anti-cheating device for gaming machine and is appointed as the exclusive licensor for the product worldwide.

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2.3      The right to use the intellectual property is limited to information and data processing equipment and interconnected peripherals and communication devices owned, leased or operated for the sole benefit of iGames and iGames customers, exclusively in conjunction with the operation of iGames business of providing and supporting the Protector
         V.2 anti-slot cheating devices for its customers. The Protector V.2 may not be used for or indirectly, any other person, firm or enterprise or any other business or business operations or activities than as set forth above. Company shall not modify, adapt, translate, reverse engineer, decompile, disassemble, sublicense, re-distribute, re-sell or create derivative works based on the intellectual and all rights not expressly granted under this Agreement are expressly reserved by iGames
         .

SECTION III. - DELIVERY AND TESTING

3.1 Company will schedule the 90 day manufacturing of prototypes program upon Company's execution of this Agreement. iGames shall have sixty
         (60) days after the intellectual property is delivered or otherwise made available to iGames (the "Test Period") within which to test the device to verify that the device substantially conforms to its documentation. iGames will notify Company of any material deficiencies in the device within the Test Period as soon as they are identified and Company will use reasonable efforts to correct the same, in which event the Test Period shall be extended for a maximum period of five (5) additional days.

3.2 If the device does not substantially conform to its documentation and Company is unable to correct the material deficiencies iGames notifies to company before the Test Period expires, either party may then terminate this Agreement as it relates to such device, upon written notice to the other party. Upon any such termination, Company shall refund to iGames any and all fees previously paid by Company for the device involved; provided, however, iGames shall remain responsible for any testing, installation or other services performed by Company in connection with the device at Company's then current rates up to the effective date of such termination.

3.3 Failure by iGames to either notify Company of any material deficiencies as required hereunder or to notify Company of acceptance of the device upon substantial conformance as required hereunder shall be deemed to constitute the iGames' acceptance of the device. The date on which the device is accepted by iGames or the date on which any non-testing, productive use is made of the device by the iGames, if earlier, shall be the "Acceptance Date."

SECTION IV. - MAINTENANCE AND SUPPORT SERVICES

4.1 In consideration of iGames' payment of the Royalty Fees, Company agrees to provide the maintenance and support services ("Support Services") applicable to the device as follows:

         4.1.1 Company shall use reasonable efforts to correct any failure of the device to operate in substantial conformity with its documentation as soon as reasonably practicable;

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         4.1.2    Company shall provide iGames with such corrections, updates, improvements, enhancements, and new releases to the device which are generally made available to Company from time to time; and

         4.1.3 Company shall provide iGames with telephone-based and on location technical support during regular maintenance support hours regarding the operation and use of the device at the current billable rate. On site technical support or program customization shall be performed at the current rate of $75-125 per hour and billed by the first of each month and shall be paid within five (5) days thereafter.

4.2 Support Services do not include maintenance or support of any other equipment, software, communications or other items or devices or materials. All Company warranties and the obligation of Company to furnish Support Services hereunder shall terminate and be of no further force or effect if the device is: (i) modified or altered in any way (other than by iGames or with the specific prior written consent of iGames); (ii) not updated with the corrections, patches, fixes, updates, improvements, enhancements or new releases which iGames may make available from time to time; (iii) not functioning properly or are damaged due to causes outside the control of iGames including, without limitation, misuse, improper operation, abuse, neglect or the introduction of computer viruses, malicious or unauthorized programming code; and/or (iv) are used in any manner for or in support of, directly or indirectly, any person, firm or enterprise other than Company or any other business or business operations or activities than as specifically permitted by this Agreement.

4.3 Any and all additional support, training, consulting or other services which are generally available from Company shall be subject to a separate, mutually agreeable agreement in writing.


SECTION V. - FEES AND TAXES

5.1 The fees and charges applicable to the Support Services for the device are specified in the attached Schedule A and are due and payable in accordance with the payment schedule specified therein. Effective at any time and from time to time, Company may change the fees and charges applicable for the device and/or Support Services hereunder and the attached schedule shall be deemed amended to the extent that Company changes such fees and charges. iGames also agrees to reimburse Company for all out of pocket expenses incurred when performing services for the Company not already provided for hereunder, such as any necessary travel and travel related expenses. Company agrees to invoice iGames for the fees, charges and expenses due hereunder and each invoice shall be due and payable by the Company within thirty (30) days.

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SECTION VII. - WARRANTIES AND LIMITATION OF LIABILITY

         6.1.1 Company represents and warrants that: (i) it has the right to issue all rights, trademarks, and worldwide patents for the Anti-cheating Slot Device For Gaming Machines "Protector V.2" to iGames. In consideration of iGames' payment of applicable royalty fees, company will use reasonable efforts to correct and repair any defect or non-conformity which prevents the device from performing in substantial conformity with the applicable documentation; (iii) the unaltered device does not infringe upon any United States registered patent or copyright; and (iv) provided the device receives correct and properly formatted date-dependent data, the device will not cease functioning or produce invalid or incorrect results as a result of date-dependent data on, during or after February 1, 2002.

         6.1.2 iGames represents and warrants that: (i) it has the right to enter into this Agreement and its obligations are not in conflict with any other of its obligations; (ii) it has and will maintain in full force and effect any licensing, certifications and registrations required to use, possess and otherwise make available the device through or in connection with Company's Nevada based gaming business as specifically permitted hereunder; (iii) neither the use, possession or availability of the device through or in connection with iGames gaming business will infringe upon or violate the rights of any other party or violate or contravene any federal, state and local laws, regulations, ordinances, and/or any other applicable codes and rules of conduct; and (iv) except as specifically provided in this Agreement, it will not use, possess or otherwise make available the device for or in support of, directly or indirectly, any person, firm or enterprise or any business or business operations or activities.

6.2 EXCEPT AS SPECIFICALLY SET FORTH ABOVE, NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF
         MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

6.3 IN NO EVENT SHALL IGAMES OR COMPANY BE LIABLE HEREUNDER FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. IGAMES SHALL HAVE NO LIABILITY, RESPONSIBILITY OR OBLIGATION WHATSOEVER, REGARDLESS OF THE FORM OF ACTION OR BASIS OF THE CLAIM (WHETHER IN CONTRACT, TORT, INCLUDING NEGLIGENCE, OR OTHERWISE), WITH RESPECT TO COMPANY'S CUSTOMERS, POTENTIAL CUSTOMERS, OR ANY OTHER THIRD PARTIES AS A RESULT OF THE ACTS, OMISSIONS OR ACTIVITIES OF COMPANY OR ANY OTHER THIRD PARTY IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT OR COMPANY'S GAMING BUSINES. IN NO EVENT SHALL IGAMES AGGREGATE LIABILITY TO CUSTOMER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY PAID BY THE COMPANY TO IGAMES HEREUNDER IN RESPECT OF THE GOODS OR SERVICES GIVING RISE TO THE CLAIM OR ACTION, REGARDLESS OF THE BASIS OF THE CLAIM OR FORM OF ANY ACTION. AND NOT WITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY AVAILABLE TO COMPANY.

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SECTION VIII. - INDEMNIFICATION

7.1 The Company agrees to defend and/or handle, at its own expense, any claim or action against iGames based upon a claim that the unaltered device violate or infringe any United States patent or copyright. Company shall indemnify and hold harmless iGames from and against any and all damages, liabilities, losses and any costs and expenses (including, but not limited to reasonable attorneys' fees) incurred as a result of any such claim or action. Company shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise. iGames shall provide Company with prompt written notification of any such claim or action and copies of all materials and papers served upon it, and shall reasonably cooperate with Company, at Company's sole expense, in the defense of any such claim or action.

8.1 If the device becomes, or in iGames opinion is likely to become, the subject of any such claim or action, then company may either: (i) procure for iGames the right to continue using same as contemplated hereunder; (ii) modify same to render same non-infringing; or (iii) replace same with equally suitable, functionally equivalent, compatible, non-infringing products, materials and/or services; or (iv) if none of the foregoing are reasonably commercially available, terminate the agreement and right to use the device and/or other materials and services involved.

8.2 Company agrees to defend and/or handle, at its own expense, any claim or action against iGames based upon (i) any information, content, materials or communications transmitted, received, displayed, used and/or contained on or through iGames' gaming business and any and all transactions processed thereby; and (ii) any breach of Company's representations and warranties hereunder. Company shall indemnify and hold harmless iGames from and against any and all damages, liabilities, losses and any costs and expenses (including, but not limited to reasonable attorneys' fees) incurred as a result of any such claim or action. Company shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise. iGames shall provide Company with prompt written notification of any such claim or action and copies of all materials and papers served upon it, and shall reasonably cooperate with Company, at Company's sole expense, in the defense of any such claim or action.

SECTION IX. - CONFIDENTIALITY

9.1 Each party agrees to regard and preserve as confidential all information related to the business and activities of the other, their customers, clients, suppliers and other entities with whom they do business, that may be obtained by such party from any source or may be developed as a result of this Agreement, including, without limitation, Licensed Programs documentation and source code ("Information"). Each party agrees to hold Information in trust and confidence for the other and will not disclose such Information to any person, firm or enterprise, or use (directly or indirectly) any such information for its own benefit or the benefit of any other party, unless authorized by the other in writing, and even then, to limit access to and disclosure of Information to such party's employees on a "need to know" basis only. Information shall not be considered confidential to the extent that such information is: (i) already known to the receiving party free of restriction at the time it is obtained; (ii) subsequently learned from an independent third party free of restriction and without breach of this Agreement; (iii) is or becomes publicly available through no wrongful act; or (iv) is independently developed by one party without reference to any Information of the other.

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9.2      Each party acknowledges and agrees that, in the event of a breach or threatened breach of the confidentiality obligations above, the other party will have no adequate remedy in money damages and, accordingly, shall be entitled to seek injunctive relief against such breach or threatened breach; provided, however, that no specification of a particular remedy shall be construed as a waiver, prohibition or limitation of any other contractual, legal or equitable remedies in the event of a breach.

SECTION X. - GENERAL

10.1 Term and Termination: This Agreement shall commence as of the Effective Date and continue in effect until terminated in accordance with the provisions of this Agreement. iGames reserves the right to immediately terminate this Agreement and Company's right and royalties and any iGames services in connection therewith, without notice to Company and without obligation or liability of any kind, upon receipt of any legal demand letter, search warrant, other court order or notice from any government agency, regulatory, law enforcement or judicial entity or any order compelling the production of information investigating the legality of any aspect of Company's gaming business or operations, and Company's or its customer's conduct or activities in connection with the same. Should this Agreement be terminated for purposes of breach or failure to perform any terms of this Agreement by the Company, then iGames shall have the right to retain all rights to the device as compensation for damages.

10.2 Assignment: This Agreement shall be binding upon the parties, their successors and permitted assigns. Company may not assign, transfer, delegate or subcontract this Agreement, or any of its rights or obligations hereunder

10.3 Governing Law and Interpretation: This Agreement shall be governed by the substantive laws of the United States, without regard to its conflicts of laws principles. No modification, course of conduct, amendment, supplement to or waiver of this Agreement shall be binding unless made in writing and signed by both parties. At no time shall any failure or delay by either party in enforcing any provisions, exercising any option, or requiring performance of any provisions, be construed to be a waiver, continuing waiver of that or any other term or condition of this Agreement. If any provisions of this Agreement are held invalid, illegal or unenforceable, the remaining provisions shall continue in full force and effect. Headings are for reference only and shall not affect the meaning of any provision.

10.4 Notices: Unless otherwise specified herein, all notices must be in writing and delivered personally or sent by overnight or certified mail, postage prepaid, or sent electronically with the means to confirm or verify receipt, to the address of the recipient designated above, to the attention of the undersigned, or such other address or addressee as the recipient has given the sender in writing. All notices will be deemed given on delivery or when placed in the mail as specified herein or when confirmation or verification of receipt is received, whichever occurs earlier.

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10.5     Excusable Delay: Neither party shall be liable for any delay or failure to perform resulting from acts beyond its control.

10.6 Advertising and Publicity: Neither party shall use the name, brands, logos or marks, refer to or identify the other in advertising or publicity, promotional or marketing correspondence to others without first securing the written consent of such other party; provided that Company may use and refer to iGames name in a general listing of its customers. IGames agrees to use it's best efforts in promoting their operation through any number of mediums such as online advertising; affiliate programs; print media; cable; television; radio; out-of-home media; etc.

10.7 Export: The device and performance of obligations under this Agreement may be subject to laws and regulations concerning the sale, distribution, use and delivery of goods and services, including, without limitation, the export of same from the United States ("US") or by US companies and/or their subsidiaries. Company agrees it shall not export, re-export or transfer, whether directly or indirectly, the device, any Documentation or any technical data, specifications or information or any portion or copies thereof, to anyone outside of the US, or from its permitted destination outside the US to another jurisdiction, without first ensuring that all required permits and licenses have been properly obtained, including, without limitation, from the US government, any applicable agency or department of the US government or any other government or governmental agency having jurisdiction over the subject matter.

10.8 Entire Agreement: This contract and its attached schedules as executed herein are incorporated and form part of this Agreement as if fully set forth herein. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter and supersedes all prior negotiations, promises, representations, agreements and understandings, oral or written.


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IN WITNESS WHEREOF, the parties duly executed this Agreement as of the Effective
Date.


         iGames Entertainment Inc.                         Intuicode

By:      _/s/ Michael Rideman___                  By:      _/s/ Jeremy Stein__

Name:    _____Michael Rideman___                  Name:    ____Jeremy Stein___
             (Type or Print)                                 (Type or Print)

Title:   _______________________                  Title:   __Pres/CEO_________

Date:    _______________________                  Date:    ____2/15/02________





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                                   SCHEDULE A


NOW, THEREFORE, in consideration of the mutual promises and covenants provided herein below as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed as follows:

         1. TRANSFER - Company agrees to sale, transfer, assign, and sell the IP Protector V.2 anti-slot Cheating device for gaming machine to iGames.

         2. PAYMENT - iGames agrees to pay to Company, in US dollars, as follows:

                  A.       $100,000 upon execution of this Agreement

         3. FOREIGN PATENTS - iGames may, in its sole discretion and at its own expense, pursue foreign patent applications of the subject matter of the above named patent. To the degree iGames exercises this option, Company agrees to cooperate with the execution of such patent applications.

1) Fees

iGames Entertainment Inc. shall pay to Intuicode the amount of $100,000.00 upon execution of the Agreement for exclusive world wide rights, patent and all trademarks to the "anti-cheat slot device" presently known as Protector V.2.

2) Royalties

         A. A royalty of fifteen percent (50%) of the gross sale price, as collected by iGames Entertainment, for each unit sold, excluding manufacturing and mutually agreed marketing or miscellaneous costs. The parties acknowledge that such sale price may vary from time-to-time, or from customer-to-customer; and

         B. 50% of buyout price of product value (determined by independent third party) if iGames Entertainment or product is purchased by third party; and

         C.       $7,500.00 month for 1 year for 2 slot technicians; and

         D.       $10,000 month for product development for 3 months

         E. If Company chooses to sell it's percentages, iGames reserves first right of refusal to purchase within thirty (30) days from the offe of third party.

         F. If iGames chooses to sell it's percentages, Company reserves first right of refusal to purchase within thirty (30) days from the offer from third party.